2017 Fourth Quarter Investor Presentation

Cautionary Statements for Purposes of the Safe Harbor Provisions of the Securities Litigation Reform Act Any statements contained in this presentation regarding the outlook for the Company's businesses and their respective markets, such as projections of future performance, targets, guidance, statements of the Company's plans and objectives, forecasts of market trends and other matters, are forward- looking statements based on the Company's assumptions and beliefs. Such statements may be identified by such words or phrases as "will likely result," "are expected to," "will continue," "outlook," "will benefit," "is anticipated," "estimate," "project," "management believes" or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in such statements and no assurance can be given that the results in any forward-looking statement will be achieved. For these statements, TCF claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any obligation to subsequently revise any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events. Certain factors could cause the Company's future results to differ materially from those expressed or implied in any forward-looking statements contained herein. These factors include the factors discussed in Part I, Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2016 under the heading "Risk Factors," the factors discussed below and any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statements. Since it is not possible to foresee all such factors, these factors should not be considered as complete or exhaustive. Adverse Economic or Business Conditions; Competitive Conditions; Credit and Other Risks. Deterioration in general economic and banking industry conditions, including those arising from government shutdowns, defaults, anticipated defaults or rating agency downgrades of sovereign debt (including debt of the U.S.), or increases in unemployment; adverse economic, business and competitive developments such as shrinking interest margins, reduced demand for financial services and loan and lease products, deposit outflows, increased deposit costs due to competition for deposit growth and evolving payment system developments, deposit account attrition or an inability to increase the number of deposit accounts; customers completing financial transactions without using a bank; adverse changes in credit quality and other risks posed by TCF's loan, lease, investment, securities held to maturity and securities available for sale portfolios, including declines in commercial or residential real estate values, changes in the allowance for loan and lease losses dictated by new market conditions or regulatory requirements, or the inability of home equity line borrowers to make increased payments caused by increased interest rates or amortization of principal; deviations from estimates of prepayment rates and fluctuations in interest rates that result in decreases in the value of assets such as interest-only strips that arise in connection with TCF's loan sales activity; interest rate risks resulting from fluctuations in prevailing interest rates or other factors that result in a mismatch between yields earned on TCF's interest-earning assets and the rates paid on its deposits and borrowings; foreign currency exchange risks; counterparty risk, including the risk of defaults by our counterparties or diminished availability of counterparties who satisfy our credit quality requirements; decreases in demand for the types of equipment that TCF leases or finances; the effect of any negative publicity; the effects of man-made and natural disasters, including fires, floods, tornadoes, hurricanes, acts of terrorism, civil disturbances and environmental damage, which may negatively affect our operations and/or our customers. Legislative and Regulatory Requirements. New consumer protection and supervisory requirements and regulations, including those resulting from action by the Consumer Financial Protection Bureau ("CFPB") and changes in the scope of Federal preemption of state laws that could be applied to national banks and their subsidiaries; the imposition of requirements that adversely impact TCF's deposit, lending, loan collection and other business activities such as mortgage foreclosure moratorium laws, further regulation of financial institution campus banking programs, restrictions on arbitration, or new restrictions on loan and lease products; changes affecting customer account charges and fee income, including changes to interchange rates; (continued) 2

Cautionary Statements for Purposes of the Safe Harbor Provisions of the Securities Litigation Reform Act (cont.) regulatory actions or changes in customer opt-in preferences with respect to overdrafts, which may have an adverse impact on TCF; governmental regulations or judicial actions affecting the security interests of creditors; deficiencies in TCF's compliance programs, including under the Bank Secrecy Act in past or future periods, which may result in regulatory enforcement action including monetary penalties; increased health care costs including those resulting from health care reform; regulatory criticism and resulting enforcement actions or other adverse consequences such as increased capital requirements, higher deposit insurance assessments or monetary damages or penalties; heightened regulatory practices, requirements or expectations, including, but not limited to, requirements related to enterprise risk management, the Bank Secrecy Act and anti-money laundering compliance activity. Earnings/Capital Risks and Constraints, Liquidity Risks. Limitations on TCF's ability to carry out its share repurchase program, pay dividends or increase dividends because of financial performance deterioration, regulatory restrictions or limitations; increased deposit insurance premiums, special assessments or other costs related to adverse conditions in the banking industry; the impact on banks of regulatory reform, including additional capital, leverage, liquidity and risk management requirements or changes in the composition of qualifying regulatory capital; adverse changes in securities markets directly or indirectly affecting TCF's ability to sell assets or to fund its operations; diminished unsecured borrowing capacity resulting from TCF credit rating downgrades or unfavorable conditions in the credit markets that restrict or limit various funding sources; costs associated with new regulatory requirements or interpretive guidance including those relating to liquidity; uncertainties relating to future retail deposit account changes, including limitations on TCF's ability to predict customer behavior and the impact on TCF's fee revenues. Branching Risk; Growth Risks. Adverse developments affecting TCF's supermarket banking relationships or either of the primary supermarket chains in which TCF maintains supermarket branches; costs related to closing underperforming branches; inability to timely close underperforming branches due to long-term lease obligations; slower than anticipated growth in existing or acquired businesses; inability to successfully execute on TCF's growth strategy through acquisitions or expanding existing business relationships; failure to expand or diversify TCF's balance sheet through new or expanded programs or opportunities; failure to effectuate, and risks of claims related to, sales of loans; risks related to new product additions and addition of distribution channels (or entry into new markets) for existing products. Technological and Operational Matters. Technological or operational difficulties, loss or theft of information, cyber-attacks and other security breaches, counterparty failures and the possibility that deposit account losses (fraudulent checks, etc.) may increase; failure to keep pace with technological change, such as by failing to develop and maintain technology necessary to satisfy customer demands, costs and possible disruptions related to upgrading systems; the failure to attract and retain key employees. Litigation Risks. Results of litigation or government enforcement actions such as TCF's pending litigation with the CFPB and related matters, including class action litigation or enforcement actions concerning TCF's lending or deposit activities, including account opening/origination, servicing practices, fees or charges, employment practices, or checking account overdraft program "opt in" requirements; possible increases in indemnification obligations for certain litigation against Visa U.S.A. Accounting, Audit, Tax and Insurance Matters. Changes in accounting standards or interpretations of existing standards; federal or state monetary, fiscal or tax policies, including the impact of the Tax Cuts and Jobs Act tax reform legislation and adoption of federal or state legislation that would increase federal or state taxes; ineffective internal controls; adverse federal, state or foreign tax assessments or findings in tax audits; lack of or inadequate insurance coverage for claims against TCF; potential for claims and legal action related to TCF's fiduciary responsibilities. 3

Consumer real estate & other (first mortgage lien) Consumer real estate (junior lien) Auto finance Leasing & equipment finance Commercial Inventory finance Securities & other Corporate Profile Savings Money market Checking Certificates of deposit • $23.0 billion national bank holding company headquartered in Minnesota • 46th largest publicly-traded U.S. based bank holding company by asset size1 • 320 bank branches in seven states • Approximately 136,700 small business banking relationships: • 61,300 checking accounts • 75,400 lending relationships • Average loan and lease portfolio makes up 84% of average total assets • Common equity ratio of 10.42% • Book value per common share of $13.96 • Return on average common equity of 10.80%2 (Average balances, $ millions) 1 Source: S&P Global Market Intelligence (September 30, 2017) 2 YTD 3 Annualized and presented on a fully tax equivalent basis At December 31, 2017 4Q17 Yield of 5.11%3 4Q17 Rate of 0.46%3 $5,154 $6,099 $1,854 $5,032 $1,972 $3,537 $4,713 $3,268 $3,013 $2,688 $2,192 A WELL-DIVERSIFIED EARNING ASSET PORTFOLIO… …FUNDED BY A LOW COST DEPOSIT BASE 10% 9% 14% 15% 22% 17% 13% 4 28% 34% 10% 28% (Average balances, $ millions)

Who We Are – A Unique Regional Bank LENDING • Well-diversified portfolio by asset class, geography, industry, loan and lease size and collateral type • Expertise in diverse lending businesses • Shift in earning assets primarily from auto finance loans to investment portfolio with continued growth opportunities in wholesale portfolios FUNDING • Loan and lease growth funded primarily by low cost, core deposit base • High concentration of retail deposits that provide a competitive pricing advantage as rates have increased • Convenience banking model based on branch locations, hours of operation, ATMs and enhanced digital channels 5 PROFITABILITY • Strong net interest income and net interest margin primarily due to our asset sensitive balance sheet and continued pricing discipline as interest rates have increased • Improved earnings predictability with reduced gains on sales revenue replaced with more consistent interest income • Stable credit quality performance due to execution of our diversification philosophy

CONTINUED FOCUS ON EXECUTING ON OUR STRATEGIC PILLARS IN 2017 2017 Observations Diversification 1 Profitable Growth 2 Operating Leverage 3 Core Funding 4 6 • Announced discontinuation of auto finance loan originations, effective December 1, 2017 • Net income of $101.4 million, up 102.4% year- over-year and diluted EPS of 57 cents, up 111.1% year-over-year, impacted by the following items: • $130.7 million estimated net tax benefit related to tax reform (77 cents EPS) • $88.2 million pre-tax charge related to discontinuation of auto finance loan originations (48 cents EPS) • $13.1 million pre-tax impact related to additional TCF Foundation contribution, one-time team member bonuses, planned closure of five branches and inventory finance program extension (5 cents EPS) • Completed various portfolio purchases, acquired two businesses, launched a new share repurchase program and refinanced Series A preferred stock • Improved risk profile as non-accrual loans and leases decreased 34.6%, other real estate owned decreased 61.1% and credit performance was stable • Revenue growth of 4.5% including the planned reduction in gains on sales income • Strong loan and lease growth of 7.1% • Successfully introduced new digital platform to retail banking customers FOURTH QUARTER 2017 FULL YEAR 2017

TCF Discontinues Auto Finance Loan Originations • Effective December 1, 2017, TCF discontinued auto finance loan originations • Continue to service existing auto finance portfolio (owned and serviced for others) • Capital being deployed via various capital optimization strategies, including the previously announced $150.0 million share repurchase program • Cash from run-off of auto finance balances also being reinvested into investment portfolio and used to fund loan and lease growth 7 • Pre-tax charge with two components: • $73.4 million charge related to goodwill and other intangible assets ($73.3 million after- tax) • $14.8 million restructuring charge for items such as severance, asset impairment and lease termination write-offs ($9.1 million after-tax) • Approximately one-third of Gateway's workforce was immediately impacted by the decision, primarily in the sales and originations functions • Meaningful earnings improvement in 2018 • Reduction of auto finance operating revenue and expense • Reinvestment of cash into investment and loan and lease portfolios • Auto finance portfolio run-off of approximately $1.0 billion to $1.5 billion in 2018 • Reduced risk profile over time 4Q17 IMPACT EXPECTED 2018 IMPACT

Impact of Tax Reform 8 • Driven by large net deferred tax liability (DTL) of $227.9 million at December 31, 2017 • Net DTL position primarily generated from accelerated tax depreciation on leasing portfolio • One-time bonuses of $4.6 million to eligible team members earning under $100,000 in 2017 • Donation of $5.0 million to TCF Foundation to increase grants to nonprofit organizations in the communities we service ESTIMATED NET TAX BENEFIT GIVING BACK TO TEAM MEMBERS & COMMUNITIES • Estimated net tax benefit of $130.7 million in 4Q17 • Estimated normalized effective tax rate of 23%-25% in 2018 (reduction of approximately 11% compared to corporate tax rate reduction of 14%) • Generation of additional capital that can potentially be used to support organic loan and lease growth, additional stock buybacks, dividend increases, corporate development or investments in the business POSITIVE IMPACT OF TAX REFORM LEGISLATION ENACTED IN 2017

• Previously announced share repurchase program with authorization to purchase up to $150.0 million of common stock • Repurchased 446,464 shares in 4Q17 at a cost of approximately $9.2 million CONTINUED FOCUS ON ALLOCATING CAPITAL IN A PRUDENT MANNER TO DRIVE SHAREHOLDER VALUE Recent Capital Actions 9 • TCF Board of Directors declared a quarterly common stock dividend of 15 cents per share • Increase of 100% compared to the previous quarterly common stock dividend of 7.5 cents per share • 6.45% Series B non-cumulative perpetual preferred stock to be redeemed on March 1, 2018 • One-time reduction in net income available to common stockholders of approximately $3.5 million in 1Q18 • Annual after-tax expense savings of approximately $6.5 million beginning 2Q18 DIVIDEND INCREASE PREFERRED STOCK REDEMPTION SHARE REPURCHASE PROGRAM

Investments and other 1% Consumer real estate & other (first mortgage lien) 10% Consumer real estate (junior lien) 17% Auto finance 16%Leasing & equipment finance 21% Commercial 15% Inventory finance 15% Loans and leases held for sale 1% Securities 4% Other 3% Fees and service charges 28% ATM revenue 4% Card revenue 12% Leasing & equipment finance 35% Gains on sales of consumer real estate loans, net 9% Gains on sales of auto loans, net 2% Servicing fee income 7% NIM up 27 bps YoY 400 350 300 250 200 150 100 50 0 5.25% 5.00% 4.75% 4.50% 4.25% 4.00% 4Q16 1Q17 2Q17 3Q17 4Q17 $116 $327 $104 $326 $115 $342 $109 $343 $121 $363 4.30% 4.46% 4.52% 4.61% 4.57% Net Interest Margin1 4Q17 vs. 4Q16 revenue and net interest margin impacted by the following 4Q17 items: • Higher net interest income driven by a combination of higher average yields on loans and leases and loan and lease growth • Higher levels of leasing and equipment finance non- interest income due to the second quarter of 2017 leasing and equipment finance acquisition • Reduction in gains on sales and servicing fee income 1 Annualized Revenue Summary REVENUE DIVERSIFICATION $271 million Non-interest Income Interest Income ($ millions) Non-interest Income Net Interest Income $121 million Strategic Pillars Diversification 1 Profitable Growth 2 10 $211 $222 $227 $234 $242

• Operating lease depreciation year-over- year increase offset by an increase in leasing and equipment finance operating lease revenue • Other non-interest expense impacted by charges related to the discontinuation of auto finance loan originations of $88.2 million, as well as the donation to TCF Foundation of $5.0 million • Compensation and employee benefits expense year-over-year increase due to higher incentive compensation and one- time employee bonuses, partially offset by reduced headcount in auto finance • Efficiency ratio impacted by fourth quarter charges 1 Includes Occupancy & Equipment, Other Non-interest Expense, Foreclosed Real Estate & Repossessed Assets and Other Credit Costs Non-interest Expense 350 300 250 200 150 100 50 0 4Q16 1Q17 2Q17 3Q17 4Q17 $115 $124 $116 $115 $128 $99 $109 $105 $104 $204$11 $225 $11 $244 $12 $233 $16 $235 $16 $348 Compensation & Employee Benefits Foreclosed Real Estate and Other Credit Cost Compensation & Employee Benefits 350 300 250 200 150 100 50 0 $ (M ill io ns ) 6/14 9/14 12/14 3/15 6/15 ($ millions) Operating Lease Depreciation Other 1 Compensation & Employee Benefits Strategic Pillars Profitable Growth 2 Operating Leverage 3 11 Efficiency Ratio: 68.89% 74.93% 68.19% 68.46% 95.88%

4.65 4.55 4.45 4.35 4.25 1Q 2Q 3Q 4Q 4.37 4.35 4.34 4.30 4.46 4.52 4.61 4.57 Positive Impact of Rising Interest Rates • Strong yield expansion in variable- and adjustable-rate portfolios due to rising interest rates • Inventory finance yields impacted by both seasonality and rising interest rates • Net interest margin increase of 27 basis points year-over-year due to overall margin expansion on loans and leases, primarily impacted by interest rate increases Strategic Pillars Diversification 1 Profitable Growth 2 NET INTEREST MARGIN TRENDS1 2016 FY16: 4.34% 2017 FY17: 4.54% 12 7.20 6.80 6.40 6.00 5.60 5.20 1Q 2Q 3Q 4Q 5.71 5.61 5.83 5.665.68 5.74 6.07 5.80 5.93 6.22 6.71 6.01 INVENTORY FINANCE YIELD TRENDS1 (Percent) IMPACT ON VARIABLE- AND ADJUSTABLE-RATE PORTFOLIOS1 (Percent) 2015 2016 2017 Quarter ended 4Q16 4Q17 Change Consumer Real Estate 5.36% 5.95% 59 bps Commercial 4.05 4.68 63 Inventory Finance 5.80 6.01 21 1 Annualized and presented on a fully tax-equivalent basis

20,000 18,000 16,000 14,000 12,000 10,000 8,000 6,000 4,000 2,000 0 4Q16 1Q17 2Q17 3Q17 4Q17 $17,069 $17,106 $17,323 $17,649 $18,139 • 87% of average deposit balances are consumer • Relative value of retail deposits increasing as short-term interest rates rise • Average checking balances increased $338.7 million, or 5.9%, year-over-year • Average interest rate on deposits up 11 basis points year-over-year primarily due to higher rates on promotional deposits • Planned closure of five branches Deposit Generation Average Balances ($ millions) Certificates of Deposit Money Market Savings Checking Strategic Pillars Profitable Growth 2 Core Funding 4 25% 14% 27% 34% 24% 14% 28% 34% 24% 13% 28% 35% 26% 12% 28% 34% 28% 10% 28% 34% 13 Average interest cost: 0.35% 0.33% 0.33% 0.38% 0.46%

12/16 3/17 6/17 9/17 12/17 $17,844 $17,975 $18,367 $18,988 14% 19% 23% 18% 15% 11% 16% 19% 24% 15% 14% 12% 14% 18% 25% 17% 16% 10% • Year-over-year loan and lease growth in wholesale businesses: • Inventory Finance up 10.9% • Leasing & Equipment Finance up 9.8% • Commercial up 8.4% • Discontinued auto finance loan originations effective December 1, 2017 • Strong loan and lease diversification by asset class, geography, rate, average loan and lease size, estimated weighted average life and collateral type Loan and Lease Portfolio ($ millions) 14% 18% 24% 15% 16% 13% Inventory Finance Leasing & Equipment Finance Commercial Auto Finance Consumer Real Estate - Junior Lien Consumer Real Estate & Other - First Mortgage Lien 14% 19% 25% 17% 15% 10% Strategic Pillar Diversification 1 Loan and lease growth of 7.1% YoY 14 $17,84 $19,104

BALANCE SHEET ASSET SENSITIVITY AND CONTINUED PRICING DISCIPLINE RESULTING IN STRONG YIELD PERFORMANCE 4Q16 1Q17 2Q17 3Q17 4Q17 Consumer Real Estate: First Mortgage Lien 5.22% 5.33% 5.35% 5.33% 5.36% Junior Lien 5.64 5.82 6.01 6.13 6.13 Commercial 4.25 4.43 4.50 4.72 4.90 Leasing & Equipment Finance 4.43 4.48 4.48 4.53 4.90 Inventory Finance 5.80 5.93 6.22 6.71 6.01 Auto Finance 4.04 4.15 5.01 5.17 5.23 Total Loans and Leases 4.82 4.95 5.15 5.31 5.35 Peer Group2 Average 4.45 4.43 4.55 4.62 N.A. 1 Annualized and presented on a fully tax-equivalent basis 2 All U.S. publicly-traded banks and thrifts, excluding TCF, with total assets between $10 and $50 billion as of September 30, 2017 that have reported loan and lease yields for the past four quarters, includes loans held for sale (source: S&P Global Market Intelligence) N.A. Not Available Loan and Lease Yields1 Strategic Pillars Diversification 1 Profitable Growth 2 15

300 200 100 0 3.00% 2.00% 1.00% 0.00% 12/16 3/17 6/17 9/17 12/17 $228 $171 $158 $146 $137 1.28% 0.95% 0.86% 0.77% 0.72% 30 20 10 0 4Q16 1Q17 2Q17 3Q17 4Q17 $20 $12 $19 $15 $22 30 20 10 0 2.00% 1.50% 1.00% 0.50% 0.00% 4Q16 1Q17 2Q17 3Q17 4Q17 $12 $5 $13 $8 $18 0.27% 0.11% 0.28% 0.18% 0.38% PROVISION FOR CREDIT LOSSES 1 Excludes non-accrual loans and leases 2 Excluding the $8.7 million recovery from the consumer real estate non-accrual loan sale, provision for credit losses was $20.9 million, net charge-offs were $13.8 million and the net charge-off ratio was 0.31% 3 Excluding the $4.6 million recovery from the consumer real estate non-accrual loan sale, provision for credit losses was $19.1 million, net charge-offs were $12.8 million and the net charge-off ratio was 0.28% 4 Annualized ($ millions) Credit Quality Trends ($ millions) 60+ DAY DELINQUENCIES1 NET CHARGE-OFFS NON-PERFORMING ASSETS Other Real Estate Owned Non-accrual Loans & Leases NPAs/Loans & Leases and Other Real Estate Owned Strategic Pillar Diversification 1 ($ millions) Net charge-offs Net charge-offs ratio 2 2 3 4 32 0.15% 0.12% 0.09% 0.06% 0.03% 0.00% 12/16 3/17 6/17 9/17 12/17 0.12% 0.09% 0.11% 0.13% 0.12% 16

Strategic Pillar

Diversification 1

Net Charge-off Ratio

	Quarter Ended[1]					Change from Quarter Ended
	Dec. 31, 2016	Mar. 31, 2017[2]	Jun. 30, 2017	Sep. 30, 2017[3]	Dec. 31, 2017	Dec. 31, 2016
Consumer:						
Consumer Real Estate:						
First Mortgage Lien	0.26%	(0.18)%	0.15%	(0.16)%	0.18%	(8) bps
Junior Lien	0.08	(0.89)	0.05	(0.38)	(0.03)	(11)
Total Consumer Real Estate	0.17	(0.58)	0.09	(0.29)	0.05	(12)
Auto Finance	1.09	1.12	0.83	1.13	1.36	27
Consumer[4]	**0.53**	**0.05**	**0.42**	**0.34**	**0.62**	**9**
Wholesale:						
Commercial	0.01	0.32	0.29	(0.02)	(0.04)	(5)
Leasing & Equipment Finance	0.10	0.13	0.14	0.10	0.41	31
Inventory Finance	0.07	0.01	0.09	0.08	0.15	8
Wholesale	**0.06**	**0.16**	**0.18**	**0.05**	**0.20**	**14**
Total[4]	**0.27**	**0.11**	**0.28**	**0.18**	**0.38**	**11**
Total excluding consumer real estate non-accrual loan sales[4]	**0.27**	**0.31**	**0.28**	**0.28**	**0.38**	**11**

- Net charge-off ratio increased 11 basis points year-over-year primarily due to increased net charge-offs in the leasing and equipment finance and auto finance portfolios, partially offset by decreased net charge-offs in the consumer real estate portfolio

[1] Annualized
[2] Excluding the $8.7 million recovery from the consumer real estate non-accrual loan sale, consumer net charge-off ratio was 0.49% and total net charge-off ratio was 0.31%
[3] Excluding the $4.6 million recovery from the consumer real estate non-accrual loan sale, consumer net charge-off ratio was 0.56% and total net charge-off ratio was 0.28%
[4] Includes Other

17

Leasing & Equipment Finance $4.8 billion (25% of total loans and leases) Leasing & Equipment Finance At December 31, 2017 5,250 4,500 3,750 3,000 2,250 1,500 750 0 12/13 12/14 12/15 12/16 12/17 $3,678 $3,994 $4,290 $4,636 $5,234 Specialty Vehicles 29% Manufacturing 10% Medical 7%Construction 12% Golf Cart & Turf 9% Technology & Data Processing 6% Furniture & Fixtures 7% Trucks & Trailers 8% Other 12% Portfolio Loans and Leases ($ millions) 1 Includes operating leases 2 Source: The Monitor, 2017 Monitor Bank 50 3 Source: The Monitor, 2017 Monitor 100 • 15th largest bank-affiliated leasing company2 and 28th largest equipment finance/leasing company3 in the U.S. • Uninstalled backlog of $506.4 million, up from $453.6 million at December 31, 2016 • Focus on financing business-essential equipment • Experienced management team • Loan and lease portfolio purchase of $445.5 million on September 29, 2017 • 4.90% quarterly average yield4 • Over 60-days delinquency rate of 0.17%5 • Net charge-off (%): 2015 2016 2017 0.13% 0.13% 0.20% • 4Q17 fee revenue of $43.1 million, 36% of TCF total fees and other revenue 4 Annualized and presented on a fully tax-equivalent basis 5 Excludes non-accrual loans and leases; includes portfolios acquired with deteriorated credit quality 1 Serviced for Others YTD Originations1 $1,730 $1,874 $1,969 $2,137 $1,959 $3,679 18

3,000 2,500 2,000 1,500 1,000 500 0 12/13 12/14 12/15 12/16 12/17 $1,713 $1,922 $2,181 $2,513 $2,749 ($ millions) 1 Annualized and presented on a fully tax-equivalent basis 2 Excludes non-accrual loans Powersports 43% Lawn & Garden 22% Other 35% • Quarterly average yield of 6.01%1, up 21 basis points from 4Q16 • Over 60-day delinquency rate of 0.01% 2 • Net charge-off (%): 2015 2016 2017 0.07% 0.07% 0.08% • Credit risk spread across more than 10,900 active dealers • High yielding, high return business with a high barrier to entry and strong credit performance • Operates in the U.S. and Canada • Primarily variable-rate receivables • High loan yields driven by the high operating costs of the business, not increased credit risk • Experienced management team Inventory Finance $2.7 billion (14% of total loans and leases) YTD Originations $5,114 $5,454 $5,816 $6,660 $7,381 Serviced for Others Portfolio Loans Inventory Finance At December 31, 2017 19

Multi-Family Housing 27% Health Care Facilities 8%Office Buildings 10% Warehouse / Industrial Buildings 9% Business 23% Self Storage 8% Other 15% 4,000 3,500 3,000 2,500 2,000 12/13 12/14 12/15 12/16 12/17 $3,165 $3,205 $3,225 $3,398 ($ millions) • 27% fixed-rate, 73% variable- and adjustable- rate • CRE location mix: 75% located in TCF banking markets, 25% outside (following strong, proven sponsors) • Capacity for additional growth given new leadership, strong lending relationships and improving economic outlook Commercial $3.6 billion (19% of total loans and leases) Commercial At December 31, 2017 YTD Originations $1,558 $1,596 $1,875 $1,883 $2,067 Portfolio Loans Serviced for Others $3,204 $3,748 1 Annualized and presented on a fully tax-equivalent basis 2 Excludes non-accrual loans • Quarterly average yields:1 5.49% fixed rate, 4.68% variable- and adjustable-rate • Variable- and adjustable-rate yield up 63 basis points from 4Q16 • No loans over 60 days delinquent2 • Net charge-off (%): 2015 2016 2017 0.05% 0.01% 0.13% 20

First Mortgage Liens 41%Junior Liens 59% 8,000 6,000 4,000 2,000 0 12/13 12/14 12/15 12/16 12/17 $3,766 $3,143 $2,636 $2,299 $1,963 $2,573 $2,543 $2,839 $2,798 $2,990 $625 $6,964 $1,401 $7,087 $1,816 $7,291 $2,316 $7,413 $2,360 $7,313 • 38% fixed-rate, 62% variable- and adjustable-rate • Average FICO score of the consumer real estate portfolio: at origination – 738; updated 4Q17 – 736 • Sold $359.7 million of consumer real estate loans in 4Q17 resulting in a gain of $11.7 million1 • Loan servicing fees of $1.5 million in 4Q17 Consumer Real Estate $4.8 billion (Junior liens and First mortgage liens are 15% and 10% of total loans and leases, respectively) ($ millions) Consumer Real Estate At December 31, 2017 Total Portfolio Loans and HFS $6,339 $5,686 $5,475 $5,097 $4,953 YTD Originations $1,676 $1,770 $2,437 $2,588 $2,289 First Mortgage Liens (Portfolio Loans and HFS) Junior Liens (Portfolio Loans and HFS) Serviced for Others Portfolio • Quarterly average yields:2 5.61% fixed-rate, 5.95% variable- and adjustable-rate • Variable- and adjustable-rate yield up 59 basis points from 4Q16 • Over 60-days delinquency rate of 0.13%3 • Net charge-off (%): 2015 2016 2017 4 0.47% 0.22% (0.18)% 1 Excludes subsequent adjustments and valuation adjustments while held for sale 2 Annualized and presented on a fully tax-equivalent basis 3 Excludes non-accrual loans 4 Excluding the $8.7 million and $4.6 million recovery from the consumer real estate non-accrual loan sales in the first and third quarter of 2017, respectively, the net charge-off ratio was 0.09%21

6,000 4,000 2,000 0 12/13 12/14 12/15 12/16 12/17 $1,319 $2,044 $2,794 $2,902 $3,200 $1,104 $2,423 $1,785 $3,829 $2,187 $4,981 $3,079 $5,981 $1,897 $5,097 Auto Finance At December 31, 2017 • Effective December 1, 2017, TCF discontinued auto finance loan originations • Continue to service existing auto finance portfolio (owned and serviced for others) • Capital being deployed via various capital optimization strategies, including the previously announced $150.0 million share repurchase program • Cash from run-off of auto finance balances also being reinvested into investment portfolio and used to fund loan and lease growth • Approximately one-third of Gateway's workforce was immediately impacted by the decision, primarily in the sales and originations functions Auto Finance $3.2 billion (17% of total loans and leases) • 5.23% quarterly average yield1 • Over 60-days delinquency rate of 0.28%2 • Net charge-off (%): 2015 2016 2017 0.68% 0.86% 1.11% • Average held for investment portfolio FICO score of 715 at origination ($ millions) Used Auto 80% New Auto 20% YTD Originations $1,947 $2,796 $3,156 $3,560 $2,195 Serviced for Others Portfolio Portfolio Loans and HFS 1 Annualized and presented on a fully tax-equivalent basis 2 Excludes non-accrual loans 22

4Q16 4Q17 Common equity Tier 1 capital ratio1 10.24% 10.79% Tier 1 risk-based capital ratio1 11.68% 12.14% Total risk-based capital ratio1 13.69% 13.90% Tier 1 leverage ratio1 10.73% 11.12% Common equity ratio 10.09% 10.42% Tangible common equity ratio2 9.13% 9.72% Book value per common share $ 12.66 $ 13.96 Tangible book value per common share2 $ 11.33 $ 12.92 Return on average common equity3 8.40% 16.95% Return on average tangible common equity3, 4 9.43% 32.87% • Maintained strong capital ratios with earnings accumulation as well as the impact of tax reform • Common stock dividend of 15 cents per share declared on January 30, 2018 • Repurchased 446,464 shares of common stock during fourth quarter 2017 at a cost of approximately $9.2 million • 6.45% Series B non-cumulative perpetual preferred stock to be redeemed on March 1, 2018 Capital and Return 1 The regulatory capital ratios for 4Q17 are preliminary pending completion and filing of the Company’s regulatory reports 2 See “Reconciliation of GAAP to Non-GAAP Financial Measures – Tangible Common Equity Ratio and Tangible Book Value Per Common Share” slide 3 Annualized 4 See “Reconciliation of GAAP to Non-GAAP Financial Measures – Return on Average Tangible Common Equity” slide 23

24 2018 Operating Outlook • Redeploy run-off from auto finance portfolio into investment portfolio and/or existing loan and lease portfolios • Continued organic loan and lease growth in wholesale businesses • Opportunities for additional loan and lease portfolio purchases • Moderating certificates of deposit growth with additional core deposit growth • Reduce loan-to-deposit ratio • Continued revenue growth • Stable or slightly declining expenses • Reduction of auto finance operating revenue and expense • Higher leasing and equipment finance revenue, partially offset by increased operating lease depreciation OPERATING PERFORMANCEBALANCE SHEET 2018 Targets1 ROATCE Previous 5-Year Approx. Average: 10% 2018 Full Year Target: 11.5%-13.5% Efficiency Ratio Previous 5-Year Approx. Average: 70% 2018 Full Year Target: 66%-68% 1 ROATCE is a non-GAAP financial measure. A reconciliation of the projected 2018 ROATCE to the most directly comparable GAAP measure is not provided because the Company is unable to provide such reconciliation without unreasonable effort, however it is expected to be consistent with the historical non-GAAP reconciliation of ROATCE included in the appendix. This target range does not include any estimate of the potential impacts of certain types of event-specific charges such as those related to acquisitions, changes in regulations, or the resolution of litigation. See the Cautionary Statements at the beginning of this presentation for further information regarding some of the items that could cause our actual results to differ from these estimates.

Strategic Pillar Summary STRATEGIC PILLARS 2018 OUTLOOK DIVERSIFICATION • Continued stable credit quality driven by diversification philosophy • Origination opportunities in multiple asset classes provide flexibility to adjust asset composition based on market conditions PROFITABLE GROWTH • Shift in earning assets primarily from auto finance loans to investment portfolio • Balance sheet composition provides a competitive advantage in the current rising rate environment • Reduced risk profile of the balance sheet OPERATING LEVERAGE • Continued revenue growth with stable or slightly declining expenses • Improved efficiency ratio driven by the discontinuation of auto finance loan originations CORE FUNDING • Focus on retail deposits which provide a competitive pricing advantage in a rising rate environment • Continued emphasis on providing convenience to retail customers through enhanced delivery channels 1 2 3 4 25

Appendix

Loan and Lease Diversification

TCF MAINTAINS A WELL-DIVERSIFIED LOAN AND LEASE PORTFOLIO

Business Unit	Consumer	Commercial	Leasing & Equipment Finance	Inventory Finance	Auto Finance
Type / Segment	Consumer real estate	Multi-family housing Business Office buildings Industrial buildings Health care facilities Self storage Other	Specialty vehicles Construction Manufacturing Golf cart & Turf Trucks & Trailers Medical Furniture & Fixtures Technology & Data processing Other	Powersports Lawn & Garden Other	On balance sheet portfolio: 80% used 20% new
Geography	Local[1] National	Local[1]	National	National Canada	National
Rate	Variable- and adjustable-rate Fixed-rate	Variable- and adjustable-rate Fixed-rate	Fixed-rate	Variable-rate	Fixed-rate
Average Loan & Lease Size	First Mortgage Liens: $99,000 Junior Liens: $48,000	$3.5 million	$77,000	$249,000	$14,000
Estimated Weighted Average Life[2]	51 months	24 months	21 months	4 months	19 months
Collateral	Real estate	Real estate Other non-real estate assets	Equipment	Inventory	Vehicle

27

[1] TCF's branch footprint (IL, MN, MI, CO, WI, AZ, SD)

[2] As of December 31, 2017; estimated weighted average life represents how many months it is expected to take to collect half of the outstanding principal

Loan and Lease Geographic Diversification

At December 31, 2017

($ thousands)	Consumer Real Estate	Commercial	Leasing & Equipment Finance	Inventory Finance	Auto Finance	Other	Total
California	$ 1,027,903	$ 192,526	$ 647,979	$ 107,390	$ 517,942	$ 11	$ 2,493,751
Minnesota	977,861	814,106	111,025	98,586	46,848	4,936	2,053,362
Illinois	1,061,955	479,728	199,038	64,778	117,631	6,519	1,929,649
Michigan	405,219	548,340	157,767	111,062	51,657	5,659	1,279,704
Texas	—	95,858	442,212	165,785	296,243	10	1,000,108
Florida	171,210	162,622	245,290	147,762	196,250	38	923,172
Wisconsin	196,433	375,955	68,515	93,329	24,655	1,019	759,906
New York	39,188	34,174	266,155	87,339	179,782	43	606,681
Colorado	219,665	207,784	85,513	37,288	49,852	3,655	603,757
Georgia	46,427	82,174	134,510	75,845	111,349	1	450,306
Ohio	8,058	63,397	170,093	100,003	99,023	—	440,574
Canada	—	—	1,256	438,603	—	—	439,859
Pennsylvania	40,710	23,709	166,981	87,410	111,508	68	430,386
Arizona	99,854	34,556	141,965	34,244	94,163	379	405,161
North Carolina	8,514	21,157	159,858	77,729	118,039	1	385,298
New Jersey	52,304	14,106	164,719	28,644	101,964	2	361,739
Washington	118,695	16,736	90,319	39,779	31,023	4	296,556
Massachusetts	41,336	28,543	119,480	18,974	70,649	1	278,983
Indiana	17,177	56,698	96,042	61,879	40,458	11	272,265
Oregon	86,528	47,996	56,510	43,051	22,679	—	256,764
Virginia	22,673	2,258	96,180	38,571	86,302	—	245,984
Missouri	7,427	68,141	67,572	57,857	36,785	—	237,782
Tennessee	3,458	16,017	87,652	55,209	67,913	—	230,249
Other	167,101	174,612	985,030	668,637	726,924	160	2,722,464
Total	$ 4,819,696	$ 3,561,193	$ 4,761,661	$ 2,739,754	$ 3,199,639	$ 22,517	$ 19,104,460

28

Reconciliation of GAAP to Non-GAAP Financial Measures – Tangible Common Equity Ratio and Tangible Book Value Per Common Share1 At At Dec. 31, 2016 Dec. 31, 2017 Total equity $ 2,444,645 $ 2,680,584 Less: Non-controlling interest in subsidiaries 17,162 17,827 Total TCF Financial Corporation stockholders' equity 2,427,483 2,662,757 Less: Preferred stock 263,240 265,821 Total common stockholders' equity (a) 2,164,243 2,396,936 Less: Goodwill, net 225,640 154,757 Other intangibles, net 1,738 23,687 Tangible common equity (b) $ 1,936,865 $ 2,218,492 Total assets (c) $ 21,441,326 $ 23,002,159 Less: Goodwill, net 225,640 154,757 Other intangibles, net 1,738 23,687 Tangible assets (d) $ 21,213,948 $ 22,823,715 Common stock shares outstanding (e) 170,991,940 171,669,419 Common equity ratio (a) / (c) 10.09% 10.42% Tangible common equity ratio (b) / (d) 9.13% 9.72% Book value per common share (a) / (e) $ 12.66 $ 13.96 Tangible book value per common share (b) / (e) $ 11.33 $ 12.92 1 When evaluating capital adequacy and utilization, management considers financial measures such as the tangible common equity ratio and tangible book value per common share. These measures are non-GAAP financial measures and are viewed by management as useful indicators of capital levels available to withstand unexpected market or economic conditions, and also provide investors, regulators and other users with information to be viewed in relation to other banking institutions. ($ thousands, except per share data) 29

Reconciliation of GAAP to Non-GAAP Financial Measures – Return on Average Tangible Common Equity1 QTD QTD Dec. 31, 2016 Dec. 31, 2017 Net income available to common stockholders (a) $ 45,245 $ 97,653 Plus: Goodwill impairment — 73,041 Plus: Other intangibles amortization and impairment 290 1,187 Less: Income tax expense attributable to other intangibles amortization and impairment 103 530 Adjusted net income available to common stockholders (b) $ 45,432 $ 171,351 Average balances: Total equity $ 2,436,136 $ 2,591,012 Less: Non-controlling interest in subsidiaries 18,914 20,399 Total TCF Financial Corporation stockholders' equity 2,417,222 2,570,613 Less: Preferred stock 263,240 265,821 Average total common stockholders' equity (c) 2,153,982 2,304,792 Less: Goodwill, net 225,640 197,734 Other intangibles, net 1,872 21,901 Average tangible common equity (d) $ 1,926,470 $ 2,085,157 Return on average common equity2 (a) / (c) 8.40% 16.95% Return on average tangible common equity2 (b) / (d) 9.43% 32.87% ($ thousands) 1 When evaluating capital adequacy and utilization, management considers financial measures such as return on average tangible common equity. This measure is a non-GAAP financial measure and is viewed by management as a useful indicator of capital levels available to withstand unexpected market or economic conditions, and also provide investors, regulators and other users with information to be viewed in relation to other banking institutions. 2 Annualized 30